EXHIBIT 5.1

November 21, 2018

Cemtrex, Inc.

19 Engineers Lane

Farmingdale, New York 11735

Re: Subscription Rights Offering

Ladies and Gentlemen:

We have acted as counsel to Cemtrex, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated November 21, 2018 (the “Prospectus Supplement”), of the Company, filed pursuant to Rule 424(b)(2) promulgated under the Securities Act of 1933, as amended (the “Act”), relating to the pro rata issuance by the Company to its stockholders and series 1 warrant holders for no consideration of non-transferable subscription rights (the “Rights”). Each Right enables its holder to purchase one share (the “Rights Shares”) of common stock of the Company, subject to proration. The Prospectus Supplement relates to the Registration Statement on Form S-3 previously filed by the Company (Registration No. 333-218501) as amended to date (the “Registration Statement”), which was declared effective on June 14, 2017. The Company is also filing a Current Report on Form 8-K dated November 21, 2018 (the “Form 8-K”) relating to the offering of the Rights Shares (the “Rights Offering”), which includes this opinion letter as an exhibit. This opinion is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

In connection with the opinion expressed herein, we have examined the Registration Statement, the base prospectus contained in the Registration Statement (the “Base Prospectus”), the Prospectus Supplement, the Certificate of Incorporation and the By-laws of the Company, both as currently in effect, resolutions of the Board of Directors of the Company, and such other documents as we have deemed necessary for purposes of rendering the opinions in this letter. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Rights have been duly authorized and, when issued as described in the Registration Statement, including the Base Prospectus and Prospectus Supplement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

November 21, 2018

2. The Rights Shares have been duly authorized and, when issued as described in the Registration Statement, including the Base Prospectus and Prospectus Supplement, including payment of the subscription price therefor in an amount equal to or greater than the par value thereof, will be validly issued, fully paid and non-assessable.

Our opinion that the Rights are valid and binding obligations of the Company is subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Olshan Frome Wolosky LLP

OLSHAN FROME WOLOSKY LLP